Exhibit 99.1

omniQ Announces Follow on orders for its AI Based Machine Vision System for a Major US Fast Food Chain with 800+ locations.

●	The Purchase Order follows the initial orders announced on August 11, 2022.

SALT LAKE CITY - Oct. 25, 2022 OMNIQ CORP. (NASDAQ:OMQS) a provider of Supply Chain and Artificial Intelligence (AI)-based Machine Vision solutions, has received additional purchase order from a Major American Casual Fast Food Chain with 800+ locations.

The follow-on Purchase Order – for additional locations - includes both hardware and AI based software to provide real time and historical information to staff and play a crucial role in helping the locations drive improved customer service and revenue growth.

Shai Lustgarten, CEO commented “We are very encouraged to announce this follow-on order just a few months after breaking into this scalable multi-billion Dollar opportunity of Quick Service Restaurants (QSR). We believe that the penetration to the retail market and the QSR with our AI technology represents a mega opportunity for growth and profitability. Utilizing OmniQ’s technology will provide our customers new ways to better understand consumers consumption habits while improving each unique customers interaction. Our AI solutions are successfully used for public safety, traffic control, automation of Parking, terror prevention and law enforcement. The new retail and QSR markets create a new dimension to our business which we hope to be a game changer for us”.

Omniq’s proprietary technology will integrate into the CRM (Customer Relationship Management system) allowing for dynamic decisions based on each unique customer visit. This first of a kind integration will also include vital data collection services providing a more complete solution.

Lustgarten continued: “The current employment environment is challenging to all industries especially the retail and restaurant sector. Companies are looking for ways to handle fewer employees while improving the level of customer service. We are thrilled to be bringing our proprietary AI based solution into the fast-food industry as part of our strategic plan, helping to alleviate pressures many companies are facing today while improving the customer experience.”.

This order follows the recent announcements of projects and purchase orders including the receipt of a $29 Million project for supply chain equipment from a Fortune 100 corporation, the award of an $11 Million project for the Government of Israel and the award of $4.1 Million for supply chain and data collection systems, resulting in an all- time backlog of orders and projects.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

IR Contact

Koko Kimball

385-758-9241